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                                                                     Exhibit 4.2


                            FIRST BANK SYSTEM, INC.

                   7-5/8% Subordinated Notes Due May 1, 2005

                             Officers' Certificate


          Pursuant to the Indenture dated as of October 1, 1991, relating to subordinated securities, as amended by a First Supplemental Indenture dated as of April 1, 1993 (as so amended, the "Indenture"), between First Bank System, Inc. (the "Company") and Citibank, N.A., as Trustee (the "Trustee") and resolutions adopted by the Company's Board of Directors on January 20, 1993 and February 15, 1995, this Officers' Certificate is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, and to establish the forms of the Securities of such series in accordance with Section 201 of the Indenture.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          A.   Establishment of Series pursuant to Section 301 of Indenture.
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          There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms:

          (1) The Securities of such series shall bear the title " 7-5/8% Subordinated Notes due May 1, 2005" (referred to herein as the "Notes").

          (2) The aggregate principal amount of the Notes of such series to be issued pursuant to this Officers' Certificate is limited to $150,000,000 (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder).

          (3) Interest will be payable to the person in whose name a Note (or any Predecessor Security) is registered at the close of business on the Regular Record Date (as defined below) next preceding each Interest Payment Date (as defined below).

          (4) Each Note shall mature on May 1, 2005.

          (5) The Notes shall bear interest at the rate of 7-5/8% per annum, from the most recent May 1 or November 1 to which interest has been paid or duly provided for, or, if no such interest has been paid or provided for, from April 24, 1995, as the case may be, payable semiannually on May 1 and November 1, commencing November 1, 1995, until the principal thereof is paid or made available
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for payment.  Each such May 1 or November 1 shall be an "Interest Payment Date"
for the Notes. The April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the "Regular Record Date" for the interest payable on such Interest Payment Date.

          (6) Principal of and interest on the Notes will be payable, and, except as provided in Section 305 of the Indenture with repsect to any Global Security (as defined below), the transfer of the Notes will be registrable and Notes will be exchangeable for Notes bearing identical terms and provisions at the corporate trust office of Citibank, N.A. (the "Paying Agent"), in the Borough of Manhattan, The City of New York.

          (7) The Notes shall not be subject to redemption.

          (8) The Company shall not be obligated to redeem or purchase any Notes pursuant to any sinking fund or analogous provisions or at the option of any Holder.

          (9) Notes may be issued only in fully registered form and the authorized denomination of the Notes shall be $1,000 and any integral multiple of $1,000 in excess thereof.

          (10) The Notes shall be denominated, and payments of principal of and interest on the Notes will be made, in United States dollars.

          (11) The amount of payments of principal of and any premium or interest on the Notes will not be determined with reference to an index.

          (12) The Notes shall be subject to the events of default specified in
Section 501, paragraphs (1) through (4), of the Indenture.

          (13) The portion of the principal amount of the Notes which shall be payable upon declaration of acceleration of maturity thereof shall be the principal amount thereof.

          (14) Each Note will be represented by a global security (a "Global Security") registered in the name of a nominee of the Depositary. The Depository Trust Company will act as Depositary. Except as provided in Section 305 of the Indenture, Notes will not be issuable in definitive form and will not be exchangeable or transferable. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Security for all purposes under the Indenture and the Notes.

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          B.   Establishment of Note Forms Pursuant to Section 201 of Indenture.
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          It is hereby established pursuant to Section 201 of the Indenture that the Global Security representing the Notes shall be substantially in the form attached as Exhibit A hereto.

          C.   Other Matters.
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          Attached as Exhibit B hereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Company at meetings duly called and held on January 20, 1993 and February 15, 1995, at each of which a quorum was present and acting throughout, and authorizations dated December 9, 1993, of a Committee of the Board of Directors of the Company appointed by the resolutions adopted January 20, 1993, duly executed by the members of the Committee; such resolutions have not been further amended, modified or rescinded and remain in full force and effect; and such resolutions (together with this Officer's Certificate) are the only resolutions or other action adopted by the Company's Board of Directors or any committee thereof or by any Authorized Officers relating to the offering and sale of the Notes.

          The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors of the Company and the authorizations adopted by the Committee of the Board of Directors. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of
(i) a series of Securities, (ii) the forms of such Securities and (iii) authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

Dated:  April 24, 1995
                                    FIRST BANK SYSTEM, INC.



                                    By _________________________________
                                       David P. Grandstrand
                                       Senior Vice President



                                    By _________________________________
                                       Kenneth D. Nelson
                                       Vice President



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